As filed with the Securities and Exchange Commission on June 12, 2006.

Registration No.  333–__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________________________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________________

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

___________________________________

Idaho	91-0538859
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

___________________________________

905 W. Riverside Avenue, Suite 311

Spokane, Washington 99201

Telephone: (509) 838-6050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James H. Moore

Vice President and Chief Financial Officer

Mines Management, Inc.

905 W. Riverside Avenue, Suite 311

Spokane, Washington 99201

Telephone: (509) 838-6050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Deborah J. Friedman

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

Telephone: (303) 892-9400

___________________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

_______________________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (2)	Amount of registration fee (3)
Common Stock, par value $0.001 per share (1) Preferred Stock, without par value Warrants Convertible Debt Securities	$65,000,000.00	$6,955
Total	$65,000,000.00	$6,955

(1) Includes an indeterminate number of shares of common stock and preferred stock, warrants to purchase shares of common stock and preferred stock, and an indeterminate principal amount of convertible debt securities.  This Registration Statement also covers (i) common stock that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder.  No separate consideration will be received for any securities issued upon conversion or exchange.  In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of common stock of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2) Represents the initial offering price of all securities up to an aggregate public offering price not to exceed $65,000,000.00 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies.

(3) Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  Mines Management, Inc. may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and Mines Management, Inc. is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 12, 2006

PROSPECTUS

$65,000,000

MINES MANAGEMENT, INC.

Common Stock

Preferred Stock

Warrants

Convertible Debt Securities

________________

Mines Management, Inc. may offer and sell from time to time up to $65,000,000 of our shares of common stock, par value $0.001, shares of our preferred stock, without par value, warrants or convertible debt securities in one or more transactions.

Our common stock is listed on the American Stock Exchange under the symbol “MGN” and on the Toronto Stock Exchange under the symbol “MGT.”

This prospectus provides you with a general description of the securities that we may offer.  The accompanying prospectus supplement sets forth specific information with regard to the particular securities being offered and may add, update or change information contained in this prospectus.  You should read both this prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this prospectus.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

For a discussion of certain risks that should be considered by prospective investors, see “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________.

TABLE OF CONTENTS

Page

FORWARD-LOOKING STATEMENTS

1

OUR BUSINESS

2

RISK FACTORS

3

USE OF PROCEEDS

7

PLAN OF DISTRIBUTION

7

DESCRIPTION OF COMMON STOCK

8

DESCRIPTION OF PREFERRED STOCK

9

DESCRIPTION OF WARRANTS

10

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

11

RATIO OF EARNINGS TO FIXED CHARGES

19

LEGAL MATTERS

19

EXPERTS

19

WHERE YOU CAN FIND MORE INFORMATION

19

As used in this prospectus, the terms “Mines Management,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Mines Management, Inc. or to Mines Management, Inc.’s consolidated subsidiary or to both, taken as a whole.  When we refer to “shares” throughout this prospectus, we include all rights attaching to our shares of common stock under any shareholder rights plan then in effect.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference, contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  The use of any statements containing the words “development,” “intend,” “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “should” or similar expressions are intended to identify such statement.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, worldwide economic and political events affecting the supply of and demand for silver and copper, volatility in the market price for silver and copper, financial market conditions and the availability of financing on terms acceptable to Mines Management, Inc., uncertainties associated with developing new mines, variations in ore grade and other characteristics affecting mining, crushing, milling and smelting and mineral recoveries, geological, technical, permitting, mining and processing problems, the availability, terms, conditions and timing of required governmental permits and approvals, uncertainty regarding future changes in applicable law or implementation of existing law, and the availability of experienced employees, and other risks and uncertainties set forth below under the caption “Risk Factors” and in our periodic report filings with the Securities and Exchange Commission (the “SEC”).

OUR BUSINESS

Mines Management, Inc. is engaged in the business of acquiring and exploring mineral properties, primarily those containing silver and associated base and precious metals.  Mines Management, Inc. was incorporated under the laws of the State of Idaho on February 20, 1947.  We have one direct wholly owned subsidiary, Newhi, Inc. (“Newhi”), which was incorporated under the laws of the State of Washington on November 3, 1987.

Our principal mineral property interest is held by Newhi, Inc., and is referred to as the Montanore Project.  The Montanore Project is located in northwestern Montana, and between 1988 and 2002 was operated by Noranda Minerals Corporation (“Noranda”).  During that time the project received an approved Environmental Impact Statement and all of its primary environmental permits.  From 1988 to 2002 we held royalty rights to a portion of the deposit.  In 2002 Noranda announced that it was abandoning the project, and subsequently gave us quitclaim deeds to patented and unpatented mining claims that control the mineral rights, and all drilling core and intellectual property generated during its 14 years of geologic, environmental and engineering studies.  On May 31, 2006, we acquired access to the Libby adit on the Montanore Project site through Newhi’s acquisition of 100% of the outstanding stock of Noranda Minerals Corp. and Normin Corp., both incorporated under the laws of Delaware.

Our executive offices are located at 905 W. Riverside, Suite 311, Spokane, Washington 99201.  Our telephone number is (509) 838-6050.  Our Internet address is www.minesmangement.com. The information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

An investment in the securities involves a high degree of risk.  You should consider the following discussion of risks in addition to the other information in this prospectus before purchasing any of the securities.  In addition to historical information, the information in this prospectus contains “forward-looking” statements about our future business and performance.  Our actual operating results, if any, and financial performance may be very different from what we expect as of the date of this prospectus.  The risks below address material factors that may affect any future operating results and financial performance.

We have no recent history of production.

We have no recent history of producing silver or other metals.  The development of our Montanore Project will require the construction and operation of mines, processing plants, and related infrastructure.  As a result, we are subject to all of the risks associated with establishing a new mining operation and business enterprise.  There can be no assurance that we will successfully establish mining operations or profitability.

We have a history of losses and we expect losses to continue for at least the next three years.

As an exploration and development company that has no production history, we have incurred losses since our inception and we expect to continue to incur additional losses for at least the next three years.  As of March 31, 2006, we had an accumulated deficit of $11.4 million.  There can be no assurance that we will achieve or sustain profitability in the future.

We have no proven or probable reserves.

We have no proven or probable reserves on any of our properties.  We are currently focused on our Montanore Project.  Substantial additional work, including delineation drilling, will be required in order to determine if any proven or probable reserves exist on our Montanore Project.  The commercial viability of a mineral deposit once discovered is also dependent on a number of factors beyond our control, including particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as metal prices.  In the event commercial quantities of minerals are discovered, the Montanore Project might not be brought into commercial production.

The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

•

establish ore reserves through drilling and metallurgical and other testing techniques;

•

determine metal content and metallurgical recovery processes to extract metal from the ore; and

•

design and construct mining and processing facilities.

If we discover ore, it usually takes several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that we will successfully acquire additional mineral rights, or that our exploration programs will result in new proven and probable reserves in sufficient quantities to justify commercial operations in any of our properties.

Our future success is subject to risks inherent in the mining industry.

Our future mining operations, if any, will be subject to all of the hazards and risks normally incident to developing and operating mining properties.  These risks include insufficient ore reserves, fluctuations in metal prices and in production costs that may make mining of reserves uneconomic; significant environmental and other regulatory restrictions; labor disputes; geological problems; failure of underground stopes and/or surface dams; force majeure events; and the risk of injury to persons, property or the environment.

Our future profitability will be affected by changes in the prices of metals.

If we establish reserves and complete a favorable feasibility study for the Montanore Project, our profitability and long-term viability depend, in large part, on the market price of silver and copper.  The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

•

global or regional consumption patterns;

•

supply of, and demand for, silver and copper;

•

speculative activities;

•

expectations for inflation; and

•

political and economic conditions.

The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices have delayed, and could in the future adversely affect our ability to finance, the exploration and development of our properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline.  During the five-year period ended March 31, 2006, the high and low settlement prices for silver and copper were $14.94 and $4.07 per ounce and $4.08 and $0.65 per ounce, respectively.

We may not be able to obtain permits required for development of the Montanore Project.

In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We will be required to reactivate numerous permits for our Montanore Project. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. Obtaining required permits for Montanore Project may be more difficult due to its location within the Cabinet Wilderness Area.  The duration and success of our efforts to re-permit are contingent upon many variables not within our control. Obtaining environmental protection permits, including the approval of reclamation plans, may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority.  There can be no assurance that all necessary permits will be obtained and, if obtained, that the costs involved will not exceed those that had been previously estimated.  It is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not proceed with the development or operation of a mine or mines.

Changes in mining laws could increase costs and impair our ability to develop its properties.

From time to time the U.S. Congress may consider revisions in its mining and environmental laws. It remains unclear to what extent new legislation may affect existing mining claims or operations.  The effect of any such revisions on our cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, and such revision could also impair our ability to develop its mineral projects.

We are subject to environmental risks.

Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production.  Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price.  To the extent that we become subject to environmental liabilities, the satisfaction of those liabilities would reduce funds otherwise available to us and could have a material adverse effect on us.  Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

The title to some of our properties may be uncertain or defective.

Although the Montanore deposit is held by patented mining claims, a significant portion of our holdings consist of unpatented lode and mill site claims.  Certain of our United States mineral rights consist of “unpatented” mining claims created and maintained in accordance with the U.S. General Mining Law of 1872.  Unpatented mining claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain.  This uncertainty arises, in part, out of the complex federal and state laws and regulations that supplement the General Mining Law.  Also, unpatented mining claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government.  The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law.  In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining claims.  We have not filed a patent application for any of unpatented claims that are located on federal public lands in the United States and, under possible future legislation to change the General Mining Law, patents may be difficult to obtain.

In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law.  Although no such legislation has been adopted to date, there can be no assurance that such legislation will not be adopted in the future.  If ever adopted, such legislation could, among other things, impose royalties on silver and copper production from unpatented mining claims located on federal lands or impose fees on production from patented mining claims.  Further, it could have an adverse impact on earnings from our operation, could reduce estimates of our reserves and could curtail our future exploration and development activity on federal lands or patented claims.

While we have no reason to believe that title to any of our properties is in doubt, title to mining properties is subject to potential claims by third parties claiming an interest in them.

The market price of our common stock could experience volatility and could decline significantly.

Our common stock is listed on AMEX and the TSX.  Securities of small-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved.  These factors include macroeconomic developments in North

America and globally and market perceptions of the attractiveness of particular industries.  Our share price is also likely to be significantly affected by short-term changes in silver and copper prices or in our financial condition or results of operations as reflected in our quarterly earnings reports.  Other factors unrelated to our performance that could have an effect on the price of our common stock include the following:

•

the extent of analytical coverage available to investors concerning our business is because investment banks with research capabilities do not follow our securities;

•

the trading volume and general market interest in our securities could affect an investor’s ability to trade significant numbers of common stock;

•

the relatively small size of the public float will limit the ability of some institutions to invest in our securities; and

•

a substantial decline in our stock price that persists for a significant period of time could cause our securities to be delisted from the AMEX and the TSX, further reducing market liquidity.

As a result of any of these factors, the market price of our common stock at any given point in time might not accurately reflect our long-term value.  Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities.  We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus for the exploration and development of the Montanore Project, the acquisition, exploration and development of additional properties or interests, working capital and general corporate purposes.  Pending the application of the net proceeds, we expect to invest the proceeds in treasury bills, investment-grade, interest-bearing instruments, or other securities.

PLAN OF DISTRIBUTION

We may offer the securities directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time.  We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices.  We may offer securities in the same offering, or we may offer securities in separate offerings.  The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•

the offeror(s) of the securities;

•

the terms of the securities to which the prospectus supplement relates;

•

the name or names of any underwriters;

•

the purchase price of the securities and the proceeds to be received from the sale;

•

any underwriting discounts and other items constituting underwriters’ compensation; and

•

any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time.  Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by our company to any agent will be set forth, in the prospectus supplement.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.  The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities.  Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities other than the common stock will be a new issue of securities with no established trading market.  Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any securities.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of June 7, 2006, there were 12,899,467 shares of common stock issued and outstanding.

Dividend Rights

Holders of our common stock may receive dividends when, as and if declared by our board on the common stock, subject to the preferential dividend rights of any other classes or series of shares of our company.  In no event may a dividend be declared or paid on the common stock if payment of the dividend would cause the realizable value of our assets to be less than the aggregate of its liabilities and the amount required to redeem all of the shares having redemption or retraction rights that are then outstanding.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share, and in general, all matters will be determined by a majority of votes cast.

Election of Directors

Our board of directors is elected to staggered terms, with each class of directors standing for election every three years. Directors are elected by a majority of votes cast.

Liquidation

In the event of any liquidation, dissolution or winding up of Mines Management, holders of our common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock or other securities that may then be outstanding.

Redemption

Our common stock is not redeemable or convertible.

Other Provisions

All outstanding shares of our common stock are, and the shares offered by this prospectus or obtainable on exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares offered, any initial offering price and market prices relating to the shares.

This section is a summary and may not describe every aspect of our common stock that may be important to you.  We urge you to read our Articles of Incorporation and our bylaws, because they, and not this description, define your rights as a holder of our common stock.  See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Computershare Trust Company in Denver, Colorado is the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, without par value.  As of June 7, 2006, there were no shares of preferred stock outstanding.  Preferred stock is issuable in such classes or series as are determined by the board of directors, who have the authority to determine the relative rights and preferences of each such class or series.  The board of directors has not designated any class or series of preferred stock.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Mines Management, which could depress the market price of our common stock.  Unless otherwise indicated in the prospectus supplement, all preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•

the number of shares of preferred stock offered and the offering price of the preferred stock;

•

the title and stated value of the preferred stock;

•

the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

•

the date from which dividends on the preferred stock will accumulate, if applicable;

•

the liquidation rights of the preferred stock;

•

the procedures for auction and remarketing, if any, of the preferred stock;

•

the sinking fund provisions, if applicable, for the preferred stock;

•

the redemption provisions, if applicable, for the preferred stock;

•

whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

•

whether the preferred stock will have voting rights and the terms of any voting rights, if any;

•

whether the preferred stock will be listed on any securities exchange;

•

whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these securities; and

•

any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

The applicable prospectus supplement will also contain a discussion of the material United States federal income tax considerations relevant to the purchase and ownership of the preferred stock offered by the prospectus supplement.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF WARRANTS

At June 7, 2006, there were two series of warrants outstanding to purchase a total of 1,031,334 shares of common stock as follows:

Issued with:	Date Issued	Amount Outstanding	Exercise Price	Term	Expiration Date
Equity offering	February 5, 2004	294,250	$6.00	5 years	February 5, 2009
Equity offering	October 20, 2005	737,084	$8.25	5 years	October 20, 2010
Total	--	1,031,334	--	--	--

We may issue warrants for the purchase of debt securities, preferred stock, common stock or units consisting of any combination of the foregoing securities.  Each series of warrants will be issued under a separate warrant agreement.  The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

•

the number of warrants offered;

•

the price or prices at which the warrants will be issued;

•

the currency or currencies in which the prices of the warrants may be payable;

•

the securities for which the warrants are exercisable;

•

whether the warrants will be issued with any other securities and, if so, the amount and terms of these securities;

•

the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

•

the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•

the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•

any material risk factors relating to such warrants;

•

if applicable, the identity of the warrant agent; and

•

any other terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants.  The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

This prospectus describes certain general terms and provisions of our convertible debt securities to be issued in the future.  When we offer to sell a particular series of convertible debt securities, we will describe the specific terms of the series in a supplement to this prospectus.

The debt securities will be issued under an indenture between us and a duly qualified financial institution, as trustee.  Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness.  We have summarized select portions of the indenture below.  The summary may not contain all the terms that are important to you.  You should read the form of the indenture that has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  Capitalized terms used in the summary have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

The indenture does not limit the amount of debt securities that we may issue under the indenture.  The debt securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount, prices and terms of the debt securities.  These terms may include:

•

the title of the debt securities;

•

the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•

any limit on the aggregate principal amount of the debt securities;

•

the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal, premium and interest payments may be made on the debt securities;

•

the currency or currencies in which the debt securities are issued and payable;

•

the conversion or exchange provisions applicable to the debt securities;

•

any mandatory or optional redemption provisions applicable to the debt securities;

•

any sinking fund or analogous provisions applicable to the debt securities;

•

the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•

whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•

the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•

any provisions relating to any security provided for the debt securities;

•

any additions or changes to, or deletions from, the events of default, covenants or acceleration provisions applicable to the debt securities;

•

the trustee for the series of debt securities and any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•

any other specific terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.  Except as set forth under the heading “Book-Entry Debt Securities” below, debt securities will not be issuable in certificated form.

Book-Entry Debt Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.  The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants.  Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants.  The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities.  Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).  The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture.  Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture.  Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security.  Mines Management, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, or premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary.  We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days.  In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series.  Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing.  Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee.  We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Certificated Debt Securities

Transfer or Exchange of Certificated Debt Securities.  You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture.  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.  Unless otherwise provided in the applicable prospectus supplement, the following covenant will apply to all debt securities.

Consolidation, Merger and Sale of Assets

We may not, unless the terms of debt securities provide otherwise, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation, or the surviving entity (if other than Mines Management) or the acquiror of our properties and assets is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations under the debt securities and the indenture;

•

immediately prior to and after giving effect to the transaction, no default or event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•

certain other conditions are met.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, the indenture defines an event of default with respect to any series of debt securities, as one or more of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•

default in the payment of principal of any debt security of that series when due and payable;

•

an event of default occurs and is continuing, or the failure by us to comply with any of the agreements contained in the debt securities of that series or the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or from the holders of not less than 50% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•

certain events of bankruptcy, insolvency or reorganization of our company; and

•

any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.  The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time.  In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 50% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series.  In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such lesser amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.  At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.  We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.  The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities if the request conflicts with law or the indenture, is unduly prejudicial to the rights of another holder of debt securities of that series, or may involve the trustee in personal liability.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•

that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security’s right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment shall not be impaired or affected without the consent of the holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

Mines Management and the trustee as to any series of debt securities may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.  The holders of at least a majority in principal amount of outstanding debt securities of the series affected may also waive compliance in a particular instance with any provision of the indenture.  Nevertheless, in no event may a modification, amendment or waiver, without the consent of the holders of each series of affected debt security then outstanding:

•

reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•

reduce the amount of, or postpone the date fixed for, the payment of a sinking fund or analogous provision;

•

reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or waive a redemption payment or alter the redemption provisions with respect thereto;

•

make the principal of or premium or interest on any debt security payable in a currency other than that stated in the debt security;

•

reduce the principal amount of original issue discount securities payable upon acceleration of maturity;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration).

Subject to the limitations discussed above, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any existing or past default or event of default under the indenture with respect to that series and its consequences, except a default or event of default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents).  We will be so discharged upon the deposit with the trustee, in trust, of money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Covenant Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•

any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or an event of covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.  In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or United States government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default.  However, we shall remain liable for those payments.

For purposes of this discussion, “foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Federal Income Tax Consequences and Other Special Considerations

We will provide you with information on the federal income tax and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

We are engaged in the business of acquiring and exploring mining properties.  None of our properties are currently in production, and, consequently, we have no current operating income or operating cash flow. Accordingly, no ratios are shown for any of the years ended December 31, 2001, 2002, 2003, 2004 and 2005 as earnings were not sufficient to cover fixed charges. As of the date of this prospectus, we have not issued any preferred stock. We did not have any material amount of indebtedness for which interest payments were required during the years ended December 31, 2001, 2002, 2003, 2004 or 2005, and, therefore the amount by which earnings were inadequate to cover fixed charges was not material.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Davis Graham & Stubbs LLP, Denver, Colorado.

EXPERTS

Our audited consolidated financial statements as of December 31, 2005, 2004 and 2003, included in our Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by LeMaster & Daniels PLLC, an independent public registered accounting firm, and are incorporated herein by reference to the extent and for the period set forth in and in reliance upon that report given on the authority of that firm as experts in accounting and auditing.

Our mineralized material, or mineral resources, at December 31, 2005, incorporated by reference herein, was calculated by Mine Development Associates Inc. All such figures incorporated by reference herein are in reliance upon the authority of that firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any of these documents at the SEC’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede, as applicable, the information in this prospectus.

The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

•

our Annual Report on Form 10-K for the year ended December 31, 2005;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006;

•

the description of our common stock contained in our Registration Statement on Form 10-SB/A (SEC File No. 0-29786) filed with the SEC on February 11, 1999.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.  Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

You may receive a copy of any of these filings, at no cost, by writing or calling James H. Moore, Vice President and Chief Financial Officer, Mines Management, Inc., 905 W. Riverside Avenue, Suite 311, Spokane, Washington 99201, telephone (509) 838-6050.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus.  We have authorized no one to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

MINES MANAGEMENT, INC.

COMMON STOCK

PREFERRED STOCK

WARRANTS

CONVERTIBLE DEBT SECURITIES

____________

PROSPECTUS

____________

_________________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions.  All amounts shown are estimates except the Commission’s registration fee.

Registration Fee--Securities and Exchange Commission	$6,955
AMEX Additional Listing Fee	20,000*
Legal Fees and Expenses	10,000*
Accountants Fees and Expenses	5,000*
Total	$41,955

*Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Mines Management, Inc. is incorporated in the State of Idaho.  Sections 30-1-351 through 30-1-852 of the Idaho Business Corporation Act provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of Mines Management, Inc. or was serving at its request in a similar capacity for another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of Mines Management, Inc. and which was at least not opposed to the best interests of Mines Management, Inc., and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  In case of an action brought by or in the right of Mines Management, Inc., such persons are similarly entitled to indemnification if they acted in accordance with the standard of conduct set forth above, but no indemnification shall be made if such person was adjudged liable on the basis that he received a financial benefit to which he was not entitled.  In such event, indemnification is limited to reasonable expenses.  Such indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under its Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

The Articles of Incorporation of Mines Management, Inc. generally allow indemnification of officers and directors to the fullest extent allowed by law.  Mines Management, Inc. currently intends to indemnify its officers and directors to the fullest extent permitted by the Articles of Incorporation and Idaho law.

We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Mines Management, Inc.

ITEM 16.  EXHIBITS.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Articles of Incorporation of Mines Management, Inc., dated November 10, 1998, with Articles of Amendment dated October 6, 2003 and Articles of Amendment dated August 3, 2005.
3.2	Bylaws of Mines Management, Inc., incorporated by reference to the Company’s Registration Statement on Form 10-SB/A (SEC File No. 0-29786) filed with the SEC on February 11, 1999.
4.1	Specimen of Certificate for Common Stock, par value $0.001
4.2	Specimen of Certificate for Preferred Stock, without par value*
4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5	Form of Warrant*
4.6	Form of Senior Debt Security (included in Exhibit 4.3)
4.7	Form of Subordinated Debt Security (included in Exhibit 4.4)
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of LeMaster & Daniels PLLC
23.3	Consent of Mine Development Associates, Inc.
24	Power of Attorney (included in signature page)
25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture*
25.2	Statement of Eligibility of Trustee on Form T-1 for the Subordinated Indenture*

*

To be filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference if the Company enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

ITEM 17.  UNDERTAKINGS.

(a)

We hereby undertake:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (Securities Act);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that

A) Paragraphs a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

 (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on June 9, 2006.

MINES MANAGEMENT, INC.

By:        /s/ Glenn M. Dobbs

Name:  Glenn M. Dobbs

Title:

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Glenn M. Dobbs and James H. Moore, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Glenn M. Dobbs Glenn M. Dobbs	President, Chief Executive Officer (Principal Executive Officer) and Director	June9, 2006
/s/ James H. Moore James H. Moore	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 9, 2006
/s/ Roy G. Franklin Roy G. Franklin	Director	June 9, 2006
/s/ Robert L. Russell Robert L. Russell	Director	June 9, 2006
/s/ Jerry Pogue Jerry Pogue	Director	June 9, 2006
/s/ Russell C. Babcock Russell C. Babcock	Director	June 9, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Articles of Incorporation of Mines Management, Inc., dated November 10, 1998, with Articles of Amendment dated October 6, 2003 and Articles of Amendment dated August 3, 2005.
3.2	Bylaws of Mines Management, Inc., incorporated by reference to the Company’s Registration Statement on Form 10-SB/A (SEC File No. 0-29786) filed with the SEC on February 11, 1999.
4.1	Specimen of Certificate for Common Stock, par value $0.001
4.2	Specimen of Certificate for Preferred Stock, without par value*
4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5	Form of Warrant*
4.6	Form of Senior Debt Security (included in Exhibit 4.3)
4.7	Form of Subordinated Debt Security (included in Exhibit 4.4)
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of LeMaster & Daniels PLLC
23.3	Consent of Mine Development Associates, Inc.
24	Power of Attorney (included in signature page)
25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture*
25.2	Statement of Eligibility of Trustee on Form T-1 for the Subordinated Indenture*

*

To be filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference if the Company enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.